PROSPECTUS	Filed Pursuant to Rule 424(b)(2)
Registration No. 333-184457

Pursuant to Rule 424(b)(2)

No. 333-184457

CREATIVE APP SOLUTIONS, INC.

500,000 Shares of Common Stock Offered by
Creative App Solutions, Inc.
And
10,000 Shares of Common Stock offered by the Selling Shareholders

	Per Share	Total

Public Offering Price sold by the Company (1)…	$0.10	$50,000

Underwriting discounts and Commissions…	$0.00	$0.00

Proceeds to Creative App Solutions, Inc…	$0.10	$50,000

Net Proceeds to Creative App Solutions, Inc(2)…	0.10	32,000
(1)	This table excludes shares to be sold by selling shareholder, the proceeds from which, will not be received by the Company.
(2)
Total reflects an estimate of expenses including: accounting and audit $6,000, legal $10,000, copy and printing $600, $400 for EDGAR services and $1,000 for transfer agent setup and initial certificate issuances.

We are offering to the public 500,000 shares of common stock (the “new shares”), at $0.10 per share for a total of $50,000, in a “direct public offering” on an “all-or-none” basis through our sole officer and director, Mr. Ryan Faught. Assuming we complete the sale of the 500,000, raising the full $50,000, after payment of offering expenses of $18,000 as disclosed in “Summary of the Offering” on page 3 of this prospectus, our net proceeds will be $32,000. This offering terminates in 12 months after commencement of this offering, on January 10, 2013. If we do not sell all of the 500,000 shares being offered prior to the termination date, we intend to promptly return all money paid for shares to the purchasers within 24 hours of the termination date, without interest and without deduction, although all the money may not be returned because it may be subject to creditors’ claims. At this time we do not have any outstanding creditor claims.  We are also registering for our selling stockholders, Stoecklein Law Group, LLP, a total of 10,000 shares of common stock.  We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.  The concurrent offering of 10,000 shares of our common stock by the selling stockholders is separate from our offering of 500,000 new shares.

This is our initial public offering, and no public market currently exists for our Shares. The securities being registered in this offering may not be liquid since they are not listed on any exchange or quoted through an OTC market, and a market for these securities may not develop. The offering price may not reflect the market price of our Shares after the offering. Because there is currently no active trading market, selling stockholders will sell at the stated fixed price of $0.05 until securities are quoted through an OTC market. There is a $500 minimum purchase requirement for prospective stockholders.  All funds will be placed into a separate corporate account, not in an escrow or trust account, and as such, it may be subject to creditor’s claims. At this time we do not have any outstanding creditor claims.

An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your purchase.

We urge you to read carefully the “Risk Factors” section beginning on page 4 where we describe specific risks associated with an investment in Creative App Solutions, Inc., and these securities before you make your investment decision.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”), and will therefore be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See Risk Factors, beginning on page 4.

Our auditors have substantial doubt about our ability to continue as a going concern.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS JANUARY 10, 2013.

PROSPECTUS SUMMARY

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to "we," "our," "us" and “Creative App Solutions” refer to Creative App Solutions, Inc.

Creative App Solutions is a development stage company incorporated in the State of Nevada on July 10, 2012. We were formed to engage in the business of designing and distributing software applications “APPS” for mobile devices such as those based on Apple® and Android® platforms. In July 2012 we commenced our planned principal operations by forming the corporation and began the writing of our initial app.

Since our inception on July 10, 2012 through August 31, 2012, we have not generated any revenues and have incurred a net loss of $11,196. Throughout July and August of 2012 our only business activity was the formation of our corporate entity and the development of our business model. In September and October we started programming for our initial app, NewtCenter. We anticipate the commencement of generating revenues in the next twelve months, of which we can provide no assurance. The capital raised in this offering has been budgeted to cover the costs associated with the offering, such as accounting services, as well as various filing fees and transfer agent fees. Additionally, capital raised in this offering will fund website and marketing development and working capital. We believe that our lack of significant expenses and our ability to commence with design and subsequent sales of beta tested apps, may generate revenues sufficient to support the limited costs associated with our initial ongoing operations for the next twelve months. However, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from initial app sales will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Creative App Solutions is building a business based on the design and sale of mobile app solutions for both the Apple™ and Android™ platforms. At this time we are in the process of implementing our marketing plan which includes graphic design work, lead development, and website and app design.  We have also started programming for our initial app, NewtCenter; however we do not presently have a market-ready product, and we currently do not have any customers and thus have generated no revenues. We intend to file a trademark for our corporate logo by the end of 2012. We have no intentions to be acquired or to merge with an operating company. Additionally, our shareholders have no intention of entering into a change of control or similar transaction.

No member of our management or any of our affiliates have been previously involved in the management or ownership of a development stage company that has not implemented its business plan, engaged in a change of control or similar transaction or has generated no or  minimal resources to date.  We commenced operations in July of 2012, since then we have been developing our marketing plan, establishing market contacts, researching outlets for sale and distribution as well as writing and designing the programming for our initial app, NewtCenter.  Our business model, which is still evolving as new ideas are brought forth, is built on revenue streams from the sales of unique and innovative mobile apps.

Mobile App Creation and Sales

Creative App Solutions initially plans to design custom and unique apps for mobile devices.  We intend to develop and write custom software apps for devices such as the iPod®, iPad®, iPhone® and Android™ based devices.

As of the date of this prospectus we have one officer who also serves as our sole director, our sole employee, and who we anticipate will devote a significant portion of his time to the company going forward. Additionally, even with the sale of securities offered hereby, we will not have the financial resources needed to hire additional employees or meaningfully expand our business. Even though we intend to generate revenues upon the commencement of our marketing plan, it is possible we will sustain operating losses for at least the next 12 months. Even if we sell all the securities offered, a substantial portion of the proceeds of the offering will be spent for costs associated with the offering, fees associated with SEC reporting requirements and app writing and development. Investors should realize that following this offering we will be required to raise additional capital to cover the costs associated with our plan of operation.

Creative App Solutions’ address and phone number are:

Creative App Solutions, Inc.
3965 Paula St.
La Mesa, CA 91941
(619) 699-9669

Summary of the Offering

New Securities Offered…(1)	500,000 shares of common stock, $0.001 par value per share.

Price Per Share…(2)	$0.10

Minimum Purchase…	$500/5,000 shares of common stock

Common Stock Outstanding before Offering…	4,010,000 shares of common stock

Common Stock Outstanding after Offering…	4,510,000 shares of common stock

Estimated Total Proceeds…	$50,000

Offering Expenses…(3)	$18,000

Net Proceeds after Offering Expenses…	$32,000

Use of Proceeds…	Other than the expenses of the offering, the proceeds of the offering will be used for; accounting, graphic design, marketing, software development, legal, equipment and general working capital.

Subscriptions…	Subscriptions are to be made payable to “Creative App Solutions”
(1)	Management may not, and will not purchase any shares in this offering.
(2)
Currently there is no trading market for our stock.  We intend to apply for quotation on the OTC-QB and will require assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us. Selling stockholders will sell at $0.05 per share until securities are quoted on the OTC-QB. Thereafter they may be sold at the prevailing market price or privately negotiated prices.

(3)
Total reflects an estimate of costs including: accounting and audit $6,000, legal $10,000, copy and printing $600, $400 for EDGAR services and $1,000 for transfer agent setup and initial certificate issuances.

Selling Stockholders

Shares offered by the selling stockholders...	10,000 shares of common stock, $0.001 par value per share.

Offering price...	Selling stockholders will sell at $0.05 per share until securities are quoted on the OTC-QB. Thereafter they may be sold at the prevailing market price or privately negotiated prices.

Total proceeds raised by us from the disposition of the common stock by the selling stockholders or their transferees...	We will not receive proceeds from the disposition of already outstanding shares of our common stock by selling stockholders or their transferees.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Income Statement Data:	(Inception) July 10, 2012 to August 31,2012 (audited)
Revenue	$-

Expenses:
General and administrative expenses	514
Professional fees	10,600
Total expenses	11,114
Net loss	$(11,196)

Net loss per share – basic	$(0.00)

Balance Sheet Data:	As at August 31, 2012 (audited)
Total Assets…	$3,486
Total Liabilities…	$10,182
Total Stockholders’ Equity…	$(6,696)

RISK FACTORS

Investors in Creative App Solutions should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

We are a development stage company organized in July 2012 and have recently commenced operations, making an evaluation of us extremely difficult. At this stage, even with our good faith efforts, there is nothing on which to base an assumption that we will become profitable or generate any significant amount of revenues.

We were incorporated in July 2012 as a Nevada corporation. As a result of our start-up operations we have; (i) generated no revenues, (ii) accumulated deficit of $11,196 for the period ended August 31, 2012, and (iii) we have incurred losses of $11,196 for the period ended August 31, 2012. We have been focused on organizational, start-up activities and business plan development since we incorporated. Although we have commenced the development of our website and marketing strategy, there is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our product, the level of our competition and our ability to attract and maintain key management and employees. We do not presently have a market-ready product and we currently do not have any customers. As such, we have generated no revenues.

Until our common stock is registered under the Exchange Act, we will not be a fully reporting company.

We are not yet a registered company and will not be so until this S-1 is effective. Until then we will only be subject to the reporting requirements imposed by Section 15(d) of the Exchange Act which state that we will be required to file supplementary and periodic information, documents, and reports.  However, after effectiveness of this S-1 we intend to file Form 8-A registering a class of securities under Section 12, subjecting us to the full reporting requirements.

Until then, and as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.

In addition, so long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5 respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) registration statement, and periodic reports we file thereafter.

Furthermore, so long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.  As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.”

Even if we no longer qualify as an “emerging growth company”, we may still be subject to reduced reporting requirements so long as we are considered a “Smaller Reporting Company.”

Many of the exemptions available for emerging growth companies are also available to smaller reporting companies like us that have less than $75 million of worldwide common equity held by non-affiliates.  So, although we may no longer qualify as an emerging growth company, we may still be subject to reduced reporting requirements.

Our auditor’s report reflects the fact that the ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment.

Additionally, our auditor’s report reflects that the ability of Creative App Solutions to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment. You should not invest in this offering unless you can afford to lose your entire investment.

As a result of placing your invested funds into a separate corporate account as opposed to an escrow account, the funds are subject to attachment by creditors of the company, thereby subjecting you to a potential loss of the funds.

Because the funds are being placed in a separate corporate account during the entire offering period, rather than an escrow account, management will have immediate and direct access to the funds during the entire offering period. Thus creditors of the company could try to attach, and ultimately be successful in obtaining or attaching the funds before the offering closes. Investors would lose all or part of their investments, regardless of whether or not the offering closes.

We will be competing with better established companies.

We will not be the first company to attempt to design and sell apps for mobile devices. There are other companies whose contacts and expertise may be more advanced than ours, and whose methods of marketing and resale may be more cost-effective. Further, we will be facing competition from better established companies, which may have better local, regional and national connections, and whose efforts produce larger sales and revenues.

We intend to partner with mobile operators to market and distribute our services and thus to generate our revenues. The loss of, a change in or the failure to create any significant mobile operator relationships would cause us to lose access to their subscribers and thus materially reduce our revenues.

We intend to sell our application offerings primarily through direct sales to mobile operators. Our future success is highly dependent upon creating and maintaining successful relationships with mobile operators and establishing strong mobile operator relationships. Our failure to create and maintain relationships, or a significant reduction in revenues from, one or more of these mobile operators would materially reduce our revenues and thus harm our business, operating results and financial condition.

Because a substantial portion of our revenues would be derived from third party mobile operators, if any of our significant mobile operators are unable to fulfill its payment obligations, our financial condition and results of operations would suffer.

If any of our future customers are unable to fulfill their payment obligations to us under their contracted agreements, our revenues and cash flows could decline significantly and our financial condition could be harmed. In addition, recent disruptions in national and international credit markets have led to a scarcity of credit, tighter lending standards and higher interest rates on consumer and business loans. Continued disruptions in credit markets may materially limit consumer credit availability and restrict credit availability of  mobile operators, which may also impact their ability to fulfill their payment obligations.

If one or more of our apps were found to contain hidden or objectionable content, our reputation and operating results could suffer.

We do not currently have a market-ready app and currently have no customers, but hidden content may be included in our future apps by an employee who was not authorized to do so or by an outside developer or supplier without our knowledge. This hidden content may contain profanity and sexually explicit or otherwise objectionable material. Our design, programming process and the constraints on the file size of our services would reduce the possibility of hidden, objectionable content appearing in the apps we publish. Nonetheless, these processes and constraints may not prevent this content from being included in our future apps. If our apps are found to contain hidden or objectionable content, our customers could refuse to sell it and consumers could refuse to buy it or demand a refund of their money. This could have a materially negative impact on our business, operating results and financial condition. In addition, our reputation could be harmed, which could impact sales of other apps we may intend to sell. If any of these consequences were to occur, our business, operating results and financial condition could be significantly harmed.

Mobile subscriber tastes are continually changing and are often unpredictable; if we fail to develop apps that achieve market acceptance, our sales could suffer.

Our business will depend on apps that mobile operators will offer and mobile subscribers will buy. We must invest significant resources in research and development, as well as programming, design and marketing. Our success depends, in part, on unpredictable and volatile factors beyond our control including end-user preferences, competing companies and the availability of other apps. If our Company is not responsive to the requirements of our future mobile operator customers, the demands and preferences of mobile subscribers, or they are not brought to market in a timely and effective manner, our business, operating results and financial condition could be harmed. Even if our services are successfully introduced and initially adopted, a subsequent shift in our mobile operator customers could cause a decline in popularity that could materially reduce our revenues and harm our business, operating results and financial condition.

We may not be able to adequately protect our intellectual property, which may facilitate the development of competing services by others.

At this time our only intellectual property is the source code which is being written to run our first application.  We will rely on a combination of trade secret and copyright laws, restrictions on disclosure, to protect it and any other intellectual property rights which may develope during the time of and upon completion of our initial source code. Despite our efforts to protect our source code and any other proprietary rights which may develop; third parties may copy or otherwise obtain and use our apps or technology. The laws of some foreign countries do not protect our proprietary rights to as great an extent as the laws of the United States. If we fail to adequately protect our intellectual property rights, it will be easier for our competitors to sell competing apps.

Our services may infringe on the intellectual property rights of third parties, which may result in lawsuits and prohibit us from selling our services or subject us to litigation costs and monetary damages.

There is a risk that third parties have filed or will file applications for, or have received or will receive, patents or obtain additional intellectual property rights relating to materials or processes that we use or propose to use. As a result, from time to time, third parties may assert patent or other intellectual property rights to technologies that are used in our services or are otherwise important to us. In addition, third parties may assert claims or initiate litigation against us or our manufacturers, suppliers, customers or partners with respect to existing or future services or other proprietary rights. We generally undertake to indemnify our customers and partners against intellectual property infringement claims asserted against them with respect to the services we sell to, or distribute through, them. Any claims against us or customers or partners that we indemnify against intellectual property claims, with or without merit, may be time-consuming, result in costly litigation or monetary damages and diversion of technical and management personnel, or require us to develop non-infringing technology. If a claim is successful, we may be required to obtain a license from the parties claiming the infringement. If we are unable to obtain a license, we may be unable to market our affected services. Limitations on our ability to market our services and delays and costs associated with monetary damages and redesigns in compliance with an adverse judgment or settlement would harm our business.

Economic conditions and any associated impact on consumer spending could have a material adverse effect on our business, results of operations and financial condition.

We are subject to macroeconomic fluctuations in the United States and worldwide economy, including those that impact discretionary consumer spending. Continued economic uncertainty and reductions in discretionary consumer spending may result in reductions in sales of our mobile personalization services, which would adversely affect our business, results of operations and our financial condition. If these issues persist, or if the economy continues this prolonged period of decelerating growth or recession, our results of operations may be harmed.

Our present limited operations have not yet proven profitable.

To date we have not shown a profit in our operations. We do not presently have a market-ready product, and we currently do not have any customers. We cannot assure that we will achieve or attain profitability in 2012 or at any other time. If we cannot achieve operating profitability, we may not be able to meet our working capital requirements, which will have a material adverse effect on our business operating results and financial condition

We are significantly dependent on our sole officer and director, who lacks experience running a public company. The loss or unavailability to Creative App Solutions of Mr. Faught’s services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of Ryan Faught, our president. It would be difficult to replace Mr. Faught at such an early stage of development. The loss by or unavailability to Creative App Solutions of Mr. Faught’s services would have an adverse effect on our business, operations and prospects, in that our inability to replace Mr. Faught could result in the loss of one’s investment. Mr. Faught will generate sales through personal contacts; some of whom we may lose as a result of losing Mr. Faught. If this occurs it may significantly affect our revenues. There can be no assurance that we would be able to locate or employ personnel to replace Mr. Faught, should his services be discontinued.

In the event that we are unable to locate or employ personnel to replace Mr. Faught, we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.
Mr. Faught has no experience in running a public company. The lack of experience in operating a public company could impact our return on investment, if any.

As a result of our reliance on Mr. Faught, and his lack of experience in operating a public company, our investors are at risk in losing their entire investment. Mr. Faught intends to hire personnel in the future, when sufficiently capitalized, who would have the experience required to manage our company, such management is not anticipated until the occurrence of future financing. Since this offering will not sufficiently capitalize our company, future offerings will be necessary to satisfy capital needs. Until such a future offering occurs, and until such management is in place, we are reliant upon Mr. Faught to make the appropriate management decisions.

Mr. Faught is involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. Faught’s limited time devotion to Creative App Solutions could have the effect on our operations of preventing us from being a successful business operation, which ultimately could cause a loss of your investment.

As compared to many other public companies, we do not have the depth of managerial or technical personnel. Mr. Faught is currently and may continue to be involved with other businesses.

Mr. Faught recently formed an IT consultant business focused on servicing the IT needs of both corporate and residential clients.  This business is Mr. Faught’s main source of income and therefore requires approximately 35 to 40 hours a week of his time.  Mr. Faught is planning on allocating an additional 15 to 20 hours a week to the affairs of Creative App Solutions; however there can be no assurance that he will continue to provide services to us. Mr. Faught will devote only a portion of his time to our activities.

Since Mr. Faught is involved with the management and advancement of a similar business, there can be no assurance that a conflict of interest may not arise at some point in the future; therefore preventing the Company from becoming successful and ultimately jeopardizing your investment with the Company.

Mr. Faught recently formed an IT service company called TechiT.  TechiT is Mr. Faught’s primary source of income.  Even though the focus of TechiT’s services are based upon network and storage solutions for corporate and residential clients, his need to provide for his financial well being could create a conflict of interest between TechiT and Creative App Solutions, Inc. and could impact the time Mr. Faught is able to devote to the Company. At this time Mr. Faught intends to spend 15 to 20 hours per week towards the advancement and development of Creative’s business plan, however there can be no assurance that Mr. Faught will be able to devote that much time to the Company, which could negatively affect the operations and may result in the loss of your investment in the Company.

Since one stockholder, upon completion of the offering will beneficially own the majority of our outstanding common shares, a single stockholder will retain the ability to control our management and the outcome of corporate actions requiring stockholder approval notwithstanding the overall opposition of our other stockholders.

Mr. Faught will own approximately 88.7% of our outstanding common shares after completion of the offering. As a consequence of his stock ownership position, Mr. Faught will retain the ability to elect a majority of our board of directors, and thereby control our management. These individuals will also initially have the ability to control the outcome of corporate actions requiring stockholder approval, including mergers and other changes of corporate control, going private transactions, and other extraordinary transactions. The concentration of ownership by these individuals could discourage investments in our company, which might have a negative impact on the value of our securities.

As a result of Mr. Faught’s majority ownership of our outstanding common shares after this offering, Mr. Faught will control our issuance of securities after the offering.

As a consequence of Mr. Faught’s controlling stock ownership position, acting alone he will be able to authorize the issuance of securities that may dilute and otherwise adversely affect the rights of purchasers of stock in the offering, including preferred stock. Additionally, he may authorize the issuance of these securities to anyone he wishes, including himself and his affiliates at prices significantly less than the offering price.

Upon completion of this offering there will be an immediate and substantial dilution to purchasers of our securities.

The public offering price of the Shares may be substantially higher than the net tangible book value of our Common Stock. Investors participating in this offering will incur immediate and substantial dilution in the per share net tangible book value of their investment from the initial public offering price of approximately $0.09 or 94.39% in the offering. See “Dilution”

We will require additional financing in order to implement our business plan. In the event we are unable to acquire additional financing, we may not be able to implement our business plan resulting in a loss of revenues and ultimately the loss of your investment.

Due to our start-up nature, we will have to incur the costs of website and marketing development, and all other associated fees. To fully implement our business plan we will require additional funding. This offering, if successful, will enable us to commence making investment purchases, and will not assist us in further developing our initial business operations. Additionally, since the net offering proceeds have been earmarked for website development, accounting, legal, and minimal working capital, we will not be capitalized sufficiently to hire or pay employees.

Following this offering we will need to raise additional funds to expand our operations. We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

We may face difficulty rasing capital in our direct public offering as a result of our selling shareholder offering shares at a lower price than we are offering our shares to the public.

This registration lists a selling shareholder who is offering their shares concurrent with our public offering at a share price which is lower than that of our direct public offering.Potential investors may be inclined to purchase those shares  from the selling shareholder , or through any trading market which might develop, before investing directly in the company, therefore possibly impacting the receipt of funds from potential investors by the Company.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

As of the date of this prospectus, there is no public market for our common stock. Although we plan, in the future, to contact an authorized OTC market maker for sponsorship of our securities on an Over-the-Counter market, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on an OTC market, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and
•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

About this Prospectus

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock on a “direct public offering,” “all or nothing,” basis only in jurisdictions where offers and sales are permitted. Offers and sales of our securities are only permitted in those jurisdictions where statutes exist, “blue sky statutes” allowing for such offers and sales.

Available Information

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our securities are registered under the Securities Act of 1933, we will file reports and other information with the Securities and Exchange Commission. Once our registration statement becomes effective we shall file supplementary and periodic information, documents and reports that are required under section 13(a) of the Exchange Act, as amended.

All of our reports will be able to be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that Creative App Solutions, Inc., files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room
100 F. Street, N.E.
Washington, D.C. 20549-0405
Telephone 1(800)-SEC-0330

We have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. A copy of the registration statement, including the exhibits and schedules can be reviewed through EDGAR.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary”, “Risk Factors”, “Plan of Operation”, “Our Business”, and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimated”, “predicts”, “potential”, or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to update or revise any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results, except as required by the Federal securities laws or as required to meet our obligations set forth in the undertakings to this registration statement.

CAPITALIZATION

The following table sets forth our capitalization at August 31, 2012, after giving effect to and as adjusted to give effect to the sale of the 500,000 common shares offered in this prospectus.

	As of August 31, 2012 (Audited)	AS ADJUSTED For the Offering Proceeds
Total Liabilities:	$10,182	$10,182

Stockholders’ Deficit:
Preferred Stock, $0.001 par value; 10,000,000 shares authorized;	-	-
Common Stock, $0.001 par value; 100,000,000 shares authorized;
4,010,000 shares issued and outstanding	4,010
4,510,000 shares issued and outstanding as adjusted following 500,000 issued in this offering		4,510
Additional paid-in capital	490	49,990
Offering Expenses	-	(7,300)
Deficit accumulated during development stage	(11,196)	(11,196)
Stockholders’ Equity	$(6,696)	$36,004
Total Capitalization	$3,486	$46,186

USE OF PROCEEDS

The amounts and timing of expenditures described in the table for each purpose may vary significantly depending on numerous factors, including, without limitation, the progress of our marketing. We anticipate, based on currently proposed plans and assumptions relating to our operations, that our available cash of approximately $3,486 which we received in July of 2012, and the net proceeds of this offering $32,000 and cash flow from operations, if any, will be adequate to satisfy our capital needs for approximately 12 months following consummation of this offering. We have based our assumptions on the fact that we will not incur additional obligations for personnel, office, etc. until such time as we either raise additional equity or debt, or generate revenues to support such expenditures. The net proceeds from the sale of the shares of common stock offered hereby are estimated to be approximately $32,000. We intend to utilize the estimated net proceeds following the offering for the following purposes:

Amount
Total Proceeds	$50,000

Less: Offering Expenses
Accounting and Audit	$6,000
Legal	10,000
Copying	600
Transfer Agent Fees	1,000
EDGAR Fees	400

Net Proceeds from Offering	$32,000

Use of Net Proceeds

Accounting Fees (1)	10,500
Legal(2)	8,750
Working Capital (3)	12,750

Total Use of Net Proceeds	$32,000
(1)	Accounting Fees. We have allocated up to $10,500 services in assisting us in our SEC reports and preparation of our financial statements for a twelve month period.
(2)	Legal Fees. We have allocated up to $8,750 in services for assistance in our SEC reports for a twelve month period.
(3)	Working Capital. Includes any application deemed appropriate for the company to maintain operations, including but not limited to the expenses relating to our marketing and website maintenance.

DETERMINATION OF OFFERING PRICE

In determining the initial public offering price of the shares we considered several factors including the following:

•	our start up status;
•	prevailing market conditions, including the history and prospects for the industry in which we compete;
•	our future prospects; and
•	our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

The difference between our initial public offering price per share of common stock and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Our net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of common stock.

At August 31, 2012 our common stock had a net tangible book value of approximately ($6,696) or $0.00 per share. After giving effect to the receipt of the net proceeds from the shares offered in this prospectus at an assumed initial offering price of $0.10 per share, our pro forma net tangible book value at August 31, 2012, would have been $36,004 or $0.01 per share. This results in immediate dilution per share to investors of $0.09 or 94.39%. The following table illustrates dilution to investors on a per share basis:

Offering price per share...	$0.10
Net tangible book value per share before offering…	$0.00
Increase per share attributable to investors…	$0.01
Pro forma net tangible book value per share after offering…	$0.01
Dilution per share to investors…	$0.09

The following tables summarize, as of August 31, 2012, the difference between the number of shares of common stock purchased from us, the total cash consideration paid and the average price per share paid by existing stockholders of common stock and by the new investors purchasing shares in this offering.

The table below assumes the sale of the 500,000 shares offered in this prospectus at an assumed initial public offering price of $0.10 per share and before any deduction of estimated offering expenses.

	Shares Purchased			Total Consideration		Average Price Per Share
	Amount		Percent	Amount	Percent
Original Stockholders	4,010,000	(1)	89%	$4,500	8%	$0.01
Public Stockholders	500,000		11%	$50,000	92%	$0.10
Total	4,510,000		100%	$54,500	100%	$0.02
(1)
Includes 4,000,000 shares issued in July of 2012, to our one founding stockholder for his initial contribution of $4,000 for setting up our corporate entity and providing the product development and concept plans for the business opportunity, as well as the 10,000 shares issued to legal counsel per the Retainer Agreement, valued at $500 or $0.05 per share.

SELLING STOCKHOLDERS

The shares to be offered by the selling stockholders are “restricted” securities under applicable federal and state laws and are being registered under the Securities Act of 1933, as amended (the “Securities Act”) to give the selling stockholders the opportunity to publicly sell these shares. The registration of these shares does not require that any of the shares be offered or sold by the selling stockholders. The Company is not currently listed on an over-the-counter market, but if and when they are, the selling stockholders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated private transactions, or otherwise at prices then prevailing or related to the then current market price or at negotiated prices.  Because there is currently no active trading market, selling stockholders will sell at a $0.05 per share until securities are quoted on an OTC market. Thereafter they may be sold at the prevailing market price or privately negotiated prices.

Each of the selling stockholders (i) purchased the securities covered by this prospectus in the ordinary course of business, and (ii) at the time of purchase of such securities, the selling stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

Other than the costs of preparing this prospectus and a registration fee to the SEC, we are not paying any costs relating to the sales by the selling stockholders.

Selling Stockholder Information

The following is a list of selling stockholders who own an aggregate of 10,000 shares of our common stock covered in this prospectus. Unless otherwise indicated, the selling stockholders have sole voting and investment power with respect to their shares.

	Number of Shares Owned	Number of Shares to be Offered	Shares Beneficially Owned After Offering
Name			Number	Percent
Stoecklein Law Group, LLP(1)	10,000	10,000	0	0%
(1)
Stoecklein Law Group, LLP is our legal counsel and was issued 10,000 shares in accordance with the Retainer Agreement executed on July, 2012, at a cost basis of $0.05 per share.  The shares were issued for services performed which included, assistance in corporate formation, drafting of initial corporate documents and issuance of initial corporate shares.

(2)	Donald J. Stoecklein is the natural person having voting and investment control over the shares beneficially owned by Stoecklein Law Group, LLP.

Unless footnoted above, based on information provided to us, none of the selling stockholders are affiliated or have been affiliated with any broker-dealer in the United States.  Except as otherwise provided in this prospectus, none of the selling stockholders are affiliated or have been affiliated with us, any of our predecessors or affiliates during the past three years.

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

Shares Offered By Us

We are offering to the public 500,000 shares of common stock, at $0.10 per share, in a “direct public offering,” on an “all-or-nothing” basis, through our sole officer and director. This offering terminates in 12 months after the date of effectiveness of this registration, on ________, 20___ (“Termination Date”).  There will be no extension offered for this registration statement. If we do not sell all of the 500,000 shares being offered prior to the termination date, all money paid for shares will be promptly returned to the purchasers within 24 hours of the Termination Date, without interest and without deduction. Purchasers’ investments will be returned in the form of a check by certified U.S. mail to their address of record. The total amount of the proceeds of the offering must be received, and accepted by the corporation by the termination date.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is a $500 minimum purchase requirement for prospective stockholders.  There is no arrangement to place funds in an escrow, trust, or similar account.

Funds received prior to reaching the 500,000 shares will be held in a non-interest bearing corporate account with Wells Fargo, and will not be used until the offering is completed. This corporate account is an account which is separate from our existing operations account, and that will be utilized exclusively to hold the money raised in this offering until the requisite $50,000 is raised. The account is managed and monitored by management of Creative App Solutions to handle the processing of all subscription funds, however the funds will not be used until we sell the requisite 500,000 shares. If we do not sell 500,000 shares within twelve months after commencement of this offering, the offering will terminate and all money paid for shares will be returned to the purchasers, without interest and without deduction; within 24 hours of the termination of the offering if not fully subscribed within the twelve months.

If we were to be unsuccessful in achieving the offering, funds will be redistributed to all investors who have purchased the shares offered in this prospectus. Upon achieving the offering and the acceptance of a subscription for shares, our transfer agent will issue the shares to the purchasers. We may continue to offer shares for a period of twelve months after commencement of this offering or until we have sold all of the shares offered in this prospectus. During the offering period, no subscriber will be entitled to any refund of any subscription.

We will sell the shares on a “direct public offering,” “all or none,” basis through our officer and director, Ryan Faught, who may be considered an underwriter as that term is defined in Section 2(a) (11). Mr. Faught will not receive any commission in connection with the sale of shares, although we may reimburse him for expenses incurred in connection with the offer and sale of the shares. Mr. Faught intends to sell the shares being registered according to the following plan of distribution:

•	Shares will be offered to friends, family and other associates of Mr. Faught through personal contacts; there will be no direct mail or advertising associated with this offering;
•	Shares will be offered to individuals who have expressed interest to Mr. Faught in regards to investing in a start-up venture;

Mr. Faught will be relying on, and complying with, Rule 3a4-1(a)( of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a), he must be in compliance with all of the following:

•	he must not be subject to a statutory disqualification;
•	he must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
•	he must not be an associated person of a broker-dealer;
•
he must primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of Creative App Solutions otherwise than in connection with transactions in securities; and

•
he must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months.

Mr. Faught will comply with the guidelines enumerated in Rule 3a4-1(a). Neither Mr. Faught, nor any affiliates will be purchasing shares in the offering.

In the event of any successor to the named selling stockholder wishing to sell under this prospectus, we will file a prospectus supplement identifying the successors as selling stockholders. Because there is no active trading market for these securities, selling stockholders will sell at $0.05 per share until securities are quoted on an OTC market. Thereafter they may be sold at the prevailing market price or privately negotiated prices.

You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase, to our offices. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

•	a prospectus, with subscription agreement, is delivered by Creative App Solutions to each offeree;
•	the subscription is completed by the offeree, and submitted with check to Creative App Solutions where the subscription and a copy of the check is sent to counsel for review;
•	each subscription is reviewed by counsel for Creative App Solutions to confirm the subscribing party completed the form, and to confirm the state of acceptance;
•	once approved by counsel, the subscription is accepted by Mr. Faught, and the funds are deposited into an account labeled: Creative App Solutions, Inc., within four (4) days of acceptance;
•	subscriptions not accepted, are returned with the check un-deposited within 24 hours of determination of non-acceptance.

Shares Offered By Selling Shareholders

We are also registering the shares currently held by certain stockholders to permit them and their transferees or other successors in interest to offer the shares from time to time. We will not offer any shares on behalf of any selling stockholder, and we will not receive any of the proceeds from any sales of shares by such stockholders.

When the Company is listed on an over-the-counter market, the selling stockholders may, from time to time, sell any or all of their registered shares of common stock on any stock exchange market or trading facility on which our shares may be traded or in private transactions. Until the Company is approved for listing on and over-the-counter market, the shares will be sold at $0.05 per share.

The selling stockholders, selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions, if our shares are ever approved for trading on an exchange or by other means. If our shares are approved for such trading, as to which we cannot provide any assurance, these dispositions may be, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein if our shares are approved for listing on an exchange or for trading on an OTC market:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block
•	as principal to facilitate the transaction;
•	purchases by a broker-dealer as principle and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transaction;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

As of the date of this prospectus, the Company has no information on the manner or method by which any selling stockholder may intend to sell shares. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

If a trading market for our common stock develops, the selling stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk.

It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. We cannot assure you that all or any of the shares offered by this prospectus will be issued to, or sold by, the selling stockholders.  The selling stockholders and any brokers, dealers or agents, upon affecting the sale of any of the shares offered by this prospectus, may be deemed "underwriters" as that term is defined under the Securities Act or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

           The selling stockholders, alternatively, may sell all or any part of the shares offered by this prospectus through an underwriter. No selling stockholder has entered into an agreement with a prospective underwriter. If a selling stockholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revision to this prospectus.

The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by the selling stockholders or any other such person.  Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

Under the regulations of the Securities Exchange Act of 1934, any person engaged in a distribution of the shares offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution.  In addition, and without limiting the foregoing, the selling stockholders will be subject to applicable provisions, rules and regulations of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of common stock by the selling stockholders.

We have advised the selling stockholders that, during such time as they may be engaged in a distribution of any of the shares we are registering on their behalf in this registration statement, they are required to comply with Regulation M as promulgated under the Securities Exchange Act of 1934.

In general, Regulation M precludes any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.  Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.  Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.  Our officers and directors, along with affiliates, will not engage in any hedging, short, or any other type of transaction covered by Regulation M.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M.  These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of those transactions.  We have advised the selling stockholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices.  Selling stockholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

Prior to the date of this prospectus, there has not been any established trading market for our common stock.  Following the consummation of this offering, we do not anticipate that any such trading market will develop.  Accordingly, purchasers of our shares in this offering should be prepared to hold those shares indefinitely.  We may seek a market maker to sponsor our common stock on an OTC market.  Application will then be made by the market maker to sponsor our shares of common stock on an OTC market.  No market maker has yet undertaken to sponsor our common stock on an OTC market, and there can be no assurance that any market maker will make such an application or if a market does develop for our common stock as to the prices at which our common stock will trade, if at all. Until our common stock is fully distributed and an orderly market develops, if ever, in our common stock, the price at which it trades may fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our businesses generally, including the impact of the factors referred to in "Risk Factors," on page 4, above, investor perception of the Company and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Shares of common stock distributed to our stockholders will be freely transferable, except for shares of our common stock received by persons who may be deemed to be "affiliates" of the Company under the Securities Act.  Persons who may be deemed to be affiliates of the Company generally include individuals or entities that control, are controlled by or are under common control with us, and may include our senior officers and directors, as well as principal stockholders.   Persons who are affiliates will be permitted to sell their shares of common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act or Rule 144 adopted under the Securities Act.

Funds will be deposited to the following:

    Creative App Solutions, Inc.
    Wells Fargo
    610 1st Ave.
    San Diego, CA 92101

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The sole member of our Board of Directors serves without compensation until the next annual meeting of stockholders, or until his successor has been elected. The officers serve at the pleasure of the Board of Directors. At present, Ryan Faught is our sole officer and director. Information as to the director and executive officer is as follows:

Name	Age	Title
Ryan Faught	28	President, Secretary, Treasurer and Director

Duties, Responsibilities and Experience

Ryan Faught. Age 28, President, Director and founder of Creative App Solutions, Inc., from July 10, 2012 to present.  Originally born in San Diego, California, Mr. Faught attended San Diego City College where he studied Microsoft Visual C++ and Microsoft Visual Basic Programming.  During 2010, Mr. Faught became a Microsoft Certified Technology Specialist.  From March 2012 through present Mr. Faught has been self-employed, launching the company TechiT Services, which caters to the IT needs of corporate and residential clients. TechiT  designs both onsite or online solutions for server management and information backup, as well as performs services such as computer equipment maintenance and mobile device network integration Prior to TechiT, from 2011 to March of 2012, Mr. Faught worked with San Diego’s Jackson and Blanc as an IT assistant. From 2009 through February 2011, he worked as a Senior IT Technician with Agile IT.  Agile IT required Mr. Faught to manage multiple corporate IT accounts. Prior to his time with Agile, from 2007 to 2008, Mr. Faught served as a legal document courier for Cal-Express. Mr. Faught’s management and IT education and experience has led us to the conclusion he would be capable to serve as our Director.  Mr. Faught does not anticipate a conflict of interest arising between his management roles in TechiT or Creative App Solutions because of the two distinct and independent business plans of each entity, however he cannot ensure that one will not arise at some point in the future.  TechiT’s business plan is built upon the design and service of network solutions. Creative’s business plan is to design and sell mobile device applications. Additionally, due to the similarity of IT skills required to build the businesses of TechiT and Creative App Solutions, Mr. Faught believes managing both entities will neither impede or be in conflict with the advancement of either entity, therefore Mr. Faught will be responsible for the day to day operation of the Company, and will be devoting approximately 15 to 20 hours per week to the advancement of the Company’s business plan and development.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of the date of this prospectus, and as adjusted giving effect to the sale of 500,000 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group.

Name of Beneficial Owner	Number Of Shares	Percent Before Offering	Percent After Offering
Ryan Faught	4,000,000	99.8%	88.7%
All Directors, Officers and Principle Stockholders as a Group	4,000,000	99.8%	88.7%

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

DESCRIPTION OF SECURITIES
Common Stock

Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, $0.001 par value per share, 4,010,000 shares were outstanding as of the date of this prospectus. Upon sale of the 500,000 shares offered herein, we will have outstanding 4,510,000 shares of common stock.  Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights, but are entitled to one vote for each shares of common stock they hold. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of Creative App Solutions, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the prior payment to the preferred stockholders if any. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Preferred Stock

Our Articles of Incorporation authorize the issuance of 10,000,000 shares of preferred stock, $0.001 par value per share, of which no shares were outstanding as of the date of this prospectus. The preferred stock may be issued from time to time by the Board of Directors as shares of one or more classes or series.

Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to:

•	adopt resolutions;

•	to issue the shares;

•	to fix the number of shares;

•	to change the number of shares constituting any series; and
•	to provide for or change the following:

•	the voting powers;

•	designations;

•	preferences; and

•	relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following:

•	dividend rights (including whether dividends are cumulative);

•	dividend rates;

•	terms of redemption (including sinking fund provisions);

•	redemption prices;

•	conversion rights; and

•	liquidation preferences of the shares constituting any class or series of the preferred stock.

In each of the listed cases, we will not need any further action or vote by the stockholders.

One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the Board of Director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Nevada Laws

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

•	20 to 33%
•	33% to 50%
•	more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do exempt our common stock from the control share acquisition act.

INTEREST OF NAMED EXPERTS AND COUNSEL

Stoecklein Law Group, LLP, of 401 West A Street, Suite 1150, San Diego, California 92101 has issued an opinion that the shares being issued pursuant to this offering, upon issuance, are duly authorized and validly issued, fully paid, and non-assessable.

The audited financial statements of Creative App Solutions, as of August 31, 2012, are included in this prospectus and have been audited by De Joya Griffith, independent auditors, as set forth in their audit report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such individual as an expert in accounting and auditing.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No director of Creative App Solutions will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director for:

•	any breach of the director’s duty of loyalty to us or our stockholders
•	acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law
•	or under applicable Sections of the Nevada Revised Statutes
•	the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or,
•	for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for our best interests. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which means, they are required to exercise good faith and fairness in all dealings affecting Creative App Solutions. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in Creative App Solutions in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

DESCRIPTION OF BUSINESS

OVERVIEW

Business Development Summary

Creative App Solutions, Inc., is a development stage company incorporated in the State of Nevada in July of 2012. We were formed to engage in the business of designing and selling mobile applications for the Apple® and Android® platforms.

We have designed a website which will be a primary source of information for the general public of the nature of our business. as Additionally, we have begun our initial writing,design and programming of our first mobile app. During our initial month of formation we concentrated our energies on analyzing the viability of our business plan, and establishing our business model, including researching the items needed to secure a trademark and develop relationships with mobile app retailers.  Our president, Mr. Faught, has assisted and completed the design of the Company’s initial logo.  We do not presently have a market-ready product, and we currently do not have any customers. As such,  we have generated no revenues

We are attempting to build Creative App Solutions a successful designer of mobile app for smart phones and other mobile devices.  In order to generate revenues during the next twelve months, we must:

1. Maintain our website – We believe that the internet is a great marketing tool not only for providing information on our company, but also for providing current information on our upcoming apps as well as industry related information regarding new technology and device updates. We have developed our preliminary website, and are in the process of developing a more advanced site where we can provide a more detailed section regarding proprietary app designs and features. We have begun designing a more advanced website, and intend to launch it during the second quarter of 2013.

2. Develop and implement a product development timeline – Creative App Solutions’ will require the implementation of a detailed timeline to ensure the Company produce a marketable mobile application.  These keys areas will need to be addressed to assist in the assurance of the Company’s success:
•	efficient design and programing writing;
•	extensive Beta testing through friends and family network, or eventually through current users;
•	timely and useful downloadable updates;
•	marketable launch through third party retailer or through the Company’s website.

3. Develop and implement a marketing plan –Creative App Solutions’ planned revenue streams will require an extensive list of contacts to allow for the marketing of our mobile apps. Awareness of the revenue potential Creative App Solutions will be able to deliver through its app sales, will be delivered through the implementation of a number of marketing initiatives including search engine optimization, website completion, hosted video demonstrations, third party service contacts, tradeshow attendance, as well as blogging and other forms of social media which are driven by technology and mobile flexibility. These efforts and the resulting awareness will be key drivers behind the success of our revenue producing operations.

Business of Issuer

Creative App Solutions, Inc. has created a business plan built upon designing and selling mobile apps for smart phones and other mobile platforms such as tablets. Creative App Solutions is striving to design and develop applications which will not only improve workforce productivity, but as is the case with our initial app, NewtCenter, provide educational based apps focusing on agriculture and horticulture.

NewtCenter is an agriculture/horticulture program for Windows, Mac, iOS, Android and Windows Mobile operating systems. This application is database driven using an online Cloud database for active live syncing for the user’s data and accounts. The application’s general focus is to enable farmers, gardeners, and even students to easily study, track, log and even take pictures to track the results of varying nutrient, environmental combinations and conditions. This will therefore allow for long term review and a better long term success rate for agriculturists and horticulturists by utilizing the combination of data collected and reviewing the NewtCenter datasheets that were created.

Market and Revenue Generation

In order to generate revenues during the next twelve months, we must:

1. Develop and implement a marketing plan – Creative App Solutions’ planned revenue streams will require establishing a web presence and improved visibility within the public and private sectors. A major key factor in the Company’s success will be the building of third party relationships within the mobile technology industry.

2. Develop and implement a comprehensive consumer information website – For the foreseeable future, the company’s website (www.creativeapps.biz) will be a primary asset and a potential key source of revenue generation, as well as company information. Currently, management is formulating its plan on how best to employ its resources to expand and improve the site. We are working to add to the functionality of the site including: announcements of new apps, updates on our future app development, updates on mobile technology, and blogs focused on the mobile app market and desires of end-users. Additionally we need to optimize the site for search engine rank, as well as renew the look and feel of the site to coincide with our objectives for the Creative App Solutions brand. We have not yet recognized revenues from the website nor is there any indication that we ever will recognize direct revenues from our website. We do not presently have a market-ready product, nor do we have any customers; thus have generated no revenues.

Our operations, to date, have been devoted primarily to startup and development activities, which include the following:

•	Formation of the company;
•	Development of Company logo;
•	Development of our business plan;
•	Preparation for Application for a Trademark;
•	Launching of our preliminary website; and
•	Begin the design and development of our initial mobile application.

Creative App Solutions, Inc., was established in July of 2012. Currently we have temporary offices at 3965 Paula St., La Mesa, CA 91941. Our sole officer, director and founding stockholder created the business as a result of knowledge of computer programming and mobile technologies.

Employees

We are a development stage company and currently have only one part-time employee, Ryan Faught, who is also our sole officer and director. Mr. Faught has spent approximately 5 years employed in the computer and information technology industries. Mr. Faught spends much of his spare time furthering his education of computer programming, technology trends, and both hardware and software advances.  Mr. Faught has amassed a database of contacts which will be incorporated into our marketing strategy. It is Mr. Faught who is providing us his experience and knowledge for development of our business plan. For a discussion of Mr. Faught’s experience, please see the section, “Director, Executive Officers, Promoters and Control Persons.” Initially Mr. Faught will coordinate all of our business operations, including our app design and program writing. Mr. Faught has provided the working capital to cover our initial expense. In addition we have secured a line of credit with E. Venture Resources, Inc., for up to $200,000. Currently we have not utilized any portion of the $200,000. The terms of the line of credit provide for an interest rate of 6% per annum with all accrued balances due and payable on July 16, 2015.We plan to use consultants, attorneys, accountants, as necessary and do not plan to engage any additional full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. We do not intend to hire any additional employees within the next 12 months. At such time as the Company would deem it appropriate to hire additional staff, a portion of any employee compensation would likely include the right to acquire our stock, which would dilute the ownership interest of holders of existing shares of our common stock.

Mr. Faught is utilizing the time allocated to our business to handle the general business affairs of our company such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our S-1 registration statement, and developing our business plan and overseeing the technological aspects of our business, including the product manufacturing training and website design.

REPORTS TO STOCKHOLDERS

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our registration statement is effective and our securities are registered under the exchange act, we will file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended, with the Securities and Exchange Commission. Such reports, proxy statements and other information will be available through the Commission’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission’s website (http://www.sec.gov).

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

Creative App Solutions is a development stage company incorporated in the State of Nevada in July of 2012. We were formed to generate revenue through the creation and selling of mobile apps for platforms such as Apple® and Android®. In July of 2012 we commenced our planned principal operations. At this time, we have no significant assets.

Since our inception on July 10, 2012 through August 31, 2012, we have not generated any revenues and have incurred a net loss of $11,196. Since July of 2012 our business activity has focused around the development of our corporate entity, business plan, marketing strategy, contact development, website design and the program writing of our initial app.

Although we intend to begin generating revenues in the next twelve months, there is a possibility we may continue to incur operating losses. The capital raised in this offering has been budgeted to cover the costs associated with the offering including: website operation, graphic design, equipment purchase, working capital, various filing fees and transfer agent fees. We believe that our lack of significant expenses and our ability to design and write the programming for mobile apps, may generate revenues sufficient to support the limited costs associated with our initial ongoing operations for the next twelve months. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from sales from mobile apps will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Plan of Operation

Creative App Solutions, Inc., has created a business plan built upon the creation, design and writing of apps for mobile devices such as smartphones and tablets. Through the marketing and sales of our apps through third party markets, the Company intends to build revenues based upon profits realized through its sales.

Satisfaction of our cash obligations for the next 12 months. We have accomplished the goal of developing our business plan; however, we are in the early stages of setting up an operational company capable of realizing revenues. We have prepared this offering to provide the basic minimum amount of funds to provide sufficient cash for the next 12 months. If we are unsuccessful in generating the cash set forth in this offering, we will be forced into curtailing the expenditures. However, until such time as we are able to either raise the cash required privately or launch another offering, we will have the ability to continue writing and designing custom apps for mobile devices. Our sole officer and director, Mr. Faught, has agreed to continue his part time work without pay, until such time as there are either sufficient funds from operations, or alternatively, that funds are available through private placements or another offering in the future. We have not allocated any pay for Mr. Faught out of the funds being raised in this offering. If we were to not receive any additional funds, including the funds from this offering, we could continue in business for the next 12 months through purchase and distribution of product on an “as needed” basis.

Summary of any product  strategy, research and development that we will perform for the term of the plan. We anticipate performing moderate levels of research and development under our plan of operation in the near future.  We will continue to monitor new developments in app programing and operating system platforms, as well as market fluctuations and sales reports from and between the competing operating systems. We will utilize market tools such as trade publications, company sales reports and other media offering current information on mobile communications and applications.

Expected purchase or sale of plant or significant equipment.  The purchase of any plant or significant equipment; is not required by us at this time or in the next 12 months.

Significant changes in number of employees. The number of employees required to operate our business is currently one part time individual. After we complete the current offering furthered our app deployment, increased our revenues through direct marketing and secured sales outlet contracts, we should be able to maintain our present operations. Upon meeting the thresholds listed above, and the acquisition of additional capital, we may hire at least one full time person.

Milestones:

As a result of our being a development stage company with minimal amounts of equity capital initially available, $4,000, we have set our goals in three stages: (1) goals based upon the availability of our initial funding of $4,000; (2) goals based upon our funding of $50,000; and (3) goals based upon or funding additional equity and or debt in the approximate sum of $100,000 to $200,000.

Stage I: Development of our business operations based upon our founders’ investment of $4,000.

•	To set up our corporate structure (file for incorporation) set up corporate governance. Accomplished through the incorporation in Nevada in July of 2012;
•
To retain counsel and an auditor to assist in preparation of documents providing for the raising of $50,000 to complete Stage II of our Plan of Operations. Accomplished in July 2012 and August of 2012. Total costs approximately $11,114. (Counsel to be paid from proceeds of offering in the sum of $10,000 and issued $500 worth of the Company’s common stock.);

•	Launch initial website;
•	Begin to write program for first app.

Stage II: Development of our business operations based upon our receipt of the net funds from our offering of $32,000.
•	Develop network of Beta testers;
•	Research and secure multiple third party retailers which will allow us to market and sell our applications;
•	Design and program multiple apps, while maintaining the usefulness of existing applications through current updates.

We have not commenced the majority of milestones set forth in Stage II of our Plan of Operation as a result of our not having the funds from our offering. In the event we do not receive the funds from the offering, then we will be in a position to continue with the operations of Creative App Solutions, however no significant business will be accomplished until other equity or debt is raised, or in the unlikely event that our business plan as currently developed, generates sufficient revenues to allow for major investment purchases.

Stage III: Development of our business operations is based upon our receipt of additional equity and/or debt in the approximate sum of $100,000 to $200,000. If, and when we raise the $100,000 in Stage III, we intend to pay our President a salary of $20,000 per year. There are no accruals for past salary, and the commencement date of such salary would not occur until such time as the additional funds (in addition to our present offering) are acquired. The balance of $80,000 would be utilized for legal, accounting, programing development, website maintenance   and general office expenses. In the event an additional $100,000 were raised (in addition to the $32,000 in this offering, and $100,000 referenced above), we would allocate the 2nd $100,000 primarily to the hiring of additional programming staff, equipment purchases and office space. We anticipate that it will take us approximately twelve to eighteen months after the funding referenced in this Stage III to expand our programming capability through the securing of office space and hiring of additional staff.

Until an infusion of capital from this offering, we will not be able to complete Stage II of our Plan of Operation. We currently have insufficient capital to commence any significant business advances such as nationwide marketing and app promotion.  Our Plan of Operation is premised upon having funds available. We believe that the funds allocated in the offering will assist us in generating revenues. We have suffered start up losses which raises substantial concern regarding our ability to continue as a going concern. We believe that the proceeds of this offering will enable us to maintain our operations and working capital requirements for at least the next 12 months, without taking into account any internally generated funds from operations. We will need to raise $50,000 with net proceeds of $32,000, to comply with our business plan of operations for the next 12 months based on our capital expenditure requirements.

After this offering, we will require additional funds to maintain and expand our operations as referenced in our Stage III. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of the shares being offered in this prospectus. At this time we have no earmarked source for these funds. Additionally, there is no guarantee that we will be able to locate additional funds. In the event we are unable to locate additional funds, we will be unable to generate revenues sufficient to operate our business as planned. For example, if we receive less than $100,000 of the funds earmarked in Stage III, we would may unable to significantly expand our app product line utilizing multiple programmers to the levels under Stage III. Alternatively we may be required to reduce the payments of salary to our President and cover legal and accounting fees required to continue our operations.

There is still no assurance that, even with the funds from this offering, we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable.

Liquidity and Capital Resources

Cash will be increasing primarily due to the receipt of funds from this offering to offset our near term cash equivalents. Since inception, we have financed our cash flow requirements through issuance of common stock. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt sales from our mobile apps.  In addition we have secured a line of credit with E. Venture Resources, Inc., for up to $200,000. Currently we have not utilized any portion of the $200,000. The terms of the line of credit provide for an interest rate of 6% per annum with all accrued balances due and payable on July 16, 2015. In the future we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital.

Even though we intend to begin generating revenues, we can make no assurances and therefore we may incur operating losses in the next twelve months. Our limited operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving business model, advancement of technology and the management of growth. To address these risks, we must, among other things, continue our development of relevant applications, stay abreast of mobile app trends, as well as implement and successfully execute our business and marketing strategy. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

FACILITIES

We currently maintain an office at 3965 Paula St., La Mesa, California 91941. We have no monthly rent, nor do we accrue any expense for monthly rent. We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately 12 months, until our business plan is more fully implemented.

As a result of our method of operations and business plan we do not require personnel other than Mr. Faught to conduct our business. In the future we anticipate requiring additional office space and additional personnel; however, it is unknown at this time how much space or how many individuals will be required.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes office space provided at no cost from Mr. Faught, an officer and director of the Company. Office services are provided without charge by Mr. Faught. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

During July of 2012, Mr. Faught received 4,000,000 shares of common stock, at a price of $0.01 per share as the founder of Creative App Solutions, Inc. Mr. Faught is the only officer, director and promoter of Creative App Solutions, Inc.  The proceeds from the sale of the shares to Mr. Faught of $4,000 constituted the majority portion of the initial cash capitalization of the company.

During July of 2012, Stoecklein Law Group received 10,000 shares of common stock, at a price of $0.05 per share as payment towards legal services rendered.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

We intend to file for inclusion of our common stock on an Over-the-Counter Exchange; however, there can be no assurance that FINRA will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

As of August 31, 2012, there were 2 stockholders of our common stock, Mr. Faught and our securities counsel, Stoecklein Law Group, LLP.

DIVIDENDS

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•	our financial condition;
•	earnings;
•	need for funds;
•	capital requirements;
•	prior claims of preferred stock to the extent issued and outstanding; and
•	other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

EXECUTIVE COMPENSATION

Summary Compensation

Mr. Faught, our Principal Executive Officer (PEO) has not received any compensation, including plan or non-plan compensation, nor has our PEO earned any compensation as of the date of the most recently completed fiscal year.

Future Compensation

Mr. Faught has agreed to provide services to us without compensation until such time as either we have earnings from our revenue, if any, or when the first $100,000 is raised in Stage III of our plan of operation, at which time we will pay Mr. Faught a minimum salary of $20,000 per year.

Board Committees

We do not currently have any committees of the Board of Directors, as our Board consists of one member. Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Transfer Agent

The transfer agent for the common stock will be West Coast Stock Transfer, 2010 Hancock Street, Suite A, San Diego, California 92110.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering, we will have outstanding an aggregate of 4,510,000 issued and outstanding. Of these shares, 510,000 will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by individuals who become “affiliates” as that term is defined in Rule 144 under the Securities Act, as the result of the securities they acquire in this offering which provide them, directly or indirectly, with control or the capacity to control us. Our officers and directors will not be purchasing shares in this offering. The remaining 4,000,000 shares of common stock held by our existing stockholders are “restricted securities” as that term is defined in Rule 144 under the Securities Act. The shares making up the 4,000,000 were issued, in July of 2012 to our founding stockholder Mr. Faught.  As of August of 2012, all restricted shares are held by Mr. Faught and Stoecklein Law Group, LLP. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144. As a result of the provisions of Rules 144, additional shares will be available for sale in the public market as follows:

•	no restricted shares will be eligible for immediate sale on the date of this prospectus; and
•
the remainder of the restricted shares will be eligible for sale from time to time thereafter upon expiration of their respective Rule 144 holding periods, subject to restrictions on such sales by affiliates.

Sales pursuant to Rule 144 are subject to certain requirements relating to the availability of current public information about us. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of Creative App Solutions at any time during the 90 days immediately preceding the sale and who has beneficially owned restricted shares for at least six months is entitled to sell such shares under Rule 144 without regard to the resale limitations.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on an OTC market at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules.

These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

In September of 2012, we engaged the services of De Joya Griffith, LLC, to provide an audit of our financial statements for the period from July 10, 2012 (inception) to August 31, 2012. They are our only auditor. We have no disagreements with our auditor through the date of this prospectus.

Creative App Solutions, Inc.

Office Locations
 Las Vegas, NV
  New York, NY
    Pune, India
  Beijing, China

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Creative App Solutions, Inc.

We have audited the accompanying balance sheets of Creative App Solutions, Inc. (A Development Stage Company) (the “Company”) as of August 31, 2012 and the related statements of operations, stockholders’ deficit and cash flows for the period from inception (July 10, 2012) through August 31, 2012. Creative App Solutions, Inc’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Creative App Solutions, Inc (A Development Stage Company) as of August 31, 2012 and the results of its operations and its cash flows for the period from inception (July 10, 2012) through August 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith, LLC
Henderson, Nevada
October 15, 2012

De Joya Griffith, LLC ● 2580 Anthem Village Dr. ● Henderson, NV ● 89052
Telephone (702) 563-1600 ● Facsimile (702) 920-8049
www.dejoyagriffith.com

CREATIVE APP SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
(audited)

August 31,
2012
ASSETS

Current assets:
Cash	$3,486
Total current assets	3,486

Total assets	$3,486

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$100
Total current liabilities	100

Long term liabilities:
Accrued interest payable - related party	82
Notes payable - related party	10,000
Total long term liabilities	10,082

Total liabilities	10,182

Stockholders' deficit:
Preferred stock, $0.001 par value, 10,000,000 shares
authorized, no and no shares issued and outstanding
as of August 31, 2012	-
Common stock, $0.001 par value, 100,000,000 shares
authorized, 4,010,000 shares issued and outstanding
as of August 31, 2012	4,010
Additional paid in capital	490
Deficit accumulated during development stage	(11,196)
Total stockholders' deficit	(6,696)

Total liabilities and stockholders' deficit	$3,486

See Accompanying Notes to Financial Statements.

CREATIVE APP SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
(audited)

Inception
(July 10, 2012)
to
August 31,
2012

Revenue	$-

Operating expenses:
General and administrative	514
Professional fees	10,600
Total operating expenses	11,114

Other expense:
Interest expense - related party	82
Total other expense	82

Net loss	$(11,196)

Weighted average number of common
shares outstanding - basic	3,932,830

Net loss per share - basic	$(0.00)

See Accompanying Notes to Financial Statements.

CREATIVE APP SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' DEFICIT
(audited)

						Deficit
						Accumulated
						During	Total
	Preferred Shares		Common Shares		Additional Paid-In	Development	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Stage	Deficit
Inception, (July 10, 2012)	-	$-	-	$-	$-	$-	$-

July 11, 2012
Issuance of common stock for cash	-	-	4,000,000	4,000	-	-	4,000

July 19, 2012
Issuance of common stock for services	-	-	10,000	10	490	-	500

Net loss	-	-	-	-	-	(11,196)	(11,196)

Balance, August 31, 2012	-	$-	4,010,000	$4,010	$490	$(11,196)	$(6,696)

See Accompanying Notes to Financial Statements.

CREATIVE APP SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
(audited)

Inception
(July 10, 2012)
to
August 31,
2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(11,196)
Adjustments to reconcile net income
to net cash used in operating activities:
Stock issued for services	500
Changes in operating assets and liabilities:
Increase in accounts payable	100
Increase in accrued interest payable - related party	82

Net cash used in operating activities	(10,514)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable - related party	10,000
Proceeds from sale of common stock, net of offering costs	4,000

Net cash provided by financing activities	14,000

NET CHANGE IN CASH	3,486

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$3,486

SUPPLEMENTAL INFORMATION:
Interest paid	$-
Income taxes paid	$-

See Accompanying Notes to Financial Statements.

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
The Company was incorporated on July 10, 2012 (Date of Inception) under the laws of the State of Nevada, as Creative App Solutions, Inc.

The Company has not commenced significant operations and, in accordance with ASC Topic 915, the Company is considered a development stage company.

Basis of presentation
The Company prepares its financial statements and footnotes in accordance with generally accepted accounting principles in the United States of America.

Nature of operations
The Company will design and sell mobile application for the Apple and Android platforms.

Year End
The Company’s year end is December 31.

Cash and cash equivalents
For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Revenue Recognition
We recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the product or service has been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of our fees is probable.

The Company will record revenue when it is realizable and earned and the services have been rendered to the customers.

Advertising Costs
Advertising costs are anticipated to be expensed as incurred; however there were no advertising costs included in general and administrative expenses for the period from Inception (July 10, 2012) to August 31, 2012.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of August 31, 2012. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, prepaid expenses and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market.  Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair value of financial instruments (continued)
Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

Stock-based compensation
The Company records stock based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

Earnings per share
The Company follows ASC Topic 260 to account for the earnings per share. Basic earning per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Income taxes
The Company follows ASC Topic 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income taxes (continued)
Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As of August 31, 2012, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material effect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. As of August 31, 2012, no income tax expense has been incurred.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Recent pronouncements
The Company has evaluated the recent accounting pronouncements through October 2012 and believes that none of them will have a material effect on the company’s financial statements.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and incurring start up costs and expenses. As a result, the Company incurred accumulated net losses from Inception (July 10, 2012) through the period ended August 31, 2012 of ($11,196). In addition, the Company’s development activities since inception have been financially sustained through debt and equity financing.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – NOTES PAYABLE – RELATED PARTY

On July 12, 2012, the Company executed a promissory note with a related third party for $10,000.  The unsecured loan bears interest at 6% per annum with principal and interest due on July 13, 2015.  As of August 31, 2012, the balance of accrued interest was $82.

Interest expense for the period from inception (July 10, 2012) through the period ended August 31, 2012 of $82.

NOTE 4 – LINE OF CREDIT

On July 15, 2012, the Company executed a revolving credit line with a third party for up to $200,000.  The unsecured line of credit bears interest at 6% per annum with principal and interest due on July 16, 2015.  As of August 31, 2012, an amount of $0 has been used for general corporate purposes with a remaining balance of $200,000 available.  As of August 31, 2012, the balance of accrued interest was $0.

Interest expense for the period from inception (July 10, 2012) through the period ended August 31, 2012 of $0.

NOTE 5 – INCOME TAXES

At August 31, 2012, the Company had a federal operating loss carryforward of $10,696, which begins to expire in 2032.

Components of net deferred tax assets, including a valuation allowance, are as follows at August 31, 2012:
2012
Deferred tax assets:
Net operating loss carryforward	$3,744
Total deferred tax assets	3,744
Less: Valuation allowance	(3,744)
Net deferred tax assets	$-

The valuation allowance for deferred tax assets as of August 31, 2012 was $3,744, which will begin to expire 2032.  In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment.  As a result, management determined it was more likely than not the deferred tax assets would not be realized as of August 31, 2012 and maintained a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate is as follows at August 31, 2012:
2012
Federal statutory rate	(35.0)%
State taxes, net of federal benefit	(0.00)%
Change in valuation allowance	35.0%
Effective tax rate	0.0%

NOTE 6 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 100,000,000 shares of its $0.001 par value common stock and 10,000,000 shares of its $0.001 par value preferred stock.

As of August 31, 2012, the Company did not determine the rights and preferences of the preferred stock.

Common Stock

On July 11, 2012, the Company issued an officer and director of the Company 4,000,000 shares of its $0.001 par value common stock at a price of $0.001 per share for cash of $4,000.

On July 19, 2012, the Company issued 10,000 shares of common stock at a price of $0.05 per share for legal services valued at $500.  The Company valued the shares at the fair value of the services rendered.

As of August 31, 2012 total 4,010,000 common shares are issued and outstanding.

Preferred stock:

Since inception (July 10, 2012) till August 31, 2012 Company did not issue any preference shares.

NOTE 7 – WARRANTS AND OPTIONS

As of August 31, 2012, there were no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 8 – SUBSEQUENT EVENTS

The Company’s Management has reviewed all material events through October 15, 2012 in accordance with ASC 855-10, and believes there are no material subsequent events to report.